United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

August 15, 2014 (August 11, 2014)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On August 11, 2014, Overseas Shipholding Group, Inc. (the “Company”) announced that Captain Robert E. Johnston, President and Chief Executive Officer of the Company, retired from his positions as Chief Executive Officer and President and would cease to be an employee of the Company, effective immediately. On August 11, 2014, the Company entered into a letter agreement with Captain Johnston, which provides, among other things, that Captain Johnston will advise the Company as a consultant until December 31, 2015 (the “Consulting Period”). In exchange for Captain Johnston’s consulting services, the Company will pay Captain Johnston a monthly fee of $56,250 during the Consulting Period. In addition to severance in the amount of $675,000 under the Company’s severance plan, under the letter agreement, Captain Johnston is entitled to a bonus in respect of 2014 equal to $1,012,500 and payment of $6,399,258.50 in full satisfaction of his entitlement under the Company’s Supplemental Executives Savings Plan. Captain Johnston agreed to a non-competition and non-solicitation covenant that extends 6 months beyond the end of the Consulting Period, as well as customary confidentiality and non-disparagement covenants. The Company will immediately commence a search for Captain Johnston’s replacement.

Also effective August 11, 2014, the Board of Directors of the Company (the “Board”) has appointed each of Mr. Henry P. Flinter, Senior Vice President and Head of the U.S. Flag Strategic Business Unit, and Ms. Lois K. Zabrocky, Senior Vice President and Head of the International Flag Strategic Business Unit, to act as co-President and jointly fulfill the roles and responsibilities of co-chief executive officer on an interim basis. For additional information, please refer to the press release filed as Exhibit 99.1 to this Current Report on Form 8-K.

On August 12, 2014, the Human Resources and Compensation Committee of the Board approved changes to the cash compensation and equity awards to be paid to the directors serving on the Board (each, a “Director”). Effective August 12, 2014, the Chairman of the Board (the “Chairman”) will receive an annual retainer of $125,000 and each Director other than the Chairman will receive an annual retainer of $70,000, for service on the Board. The committee chairperson of each of the Audit Committee, the Human Resource and Compensation Committee and the Corporate Governance and Risk Assessment Committee will each receive an additional annual retainer of $20,000 for his or her service in that capacity and each member of each of the Audit Committee, the Human Resources and Compensation Committee and the Corporate Governance and Risk Assessment Committee, other than the chairpersons of such committees, will receive an additional annual retainer of $10,000. Each Director will be paid an additional meeting fee of $1,500 for participation in each Board or committee meeting beyond the first eight of each year. Additionally, on August 13, 2014, the Board approved grants to the Chairman of 58,333 shares of the Company’s Class A common stock having an aggregate fair market value of $175,000 and to each Director other than the Chairman of 33,333 shares of the Company’s Class A common stock having a fair market value of $100,000, in each case vesting in full on August 13, 2015 subject to the Director continuing to provide services to the Company as of such date.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
99.1	Press Release of the Company, dated August 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: August 15, 2014	By	/s/ CAPTAIN IAN T. BLACKLEY
		Name:	Captain Ian T. Blackley
		Title:	Senior Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company, dated August 11, 2014.